Exhibit (h)(2)(e)



                                  SCHEDULE A-4
                                  ------------

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                        ADMINISTRATIVE SERVICES AGREEMENT

                            Effective: March 1, 2001


                     Eaton Vance Tax-Managed Growth Fund 1.2
                Eaton Vance Tax-Managed Emerging Growth Fund 1.2


                   Fee: 0.15% of average daily net assets per
                        annum, computed and paid monthly